EXHIBIT 11.01
                                                                   -------------



                                  DSL.NET, INC.
        STATEMENT OF COMPUTATION OF BASIC AND DILUTED NET LOSS PER SHARE
                                   (UNAUDITED)

                                                 THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                    SEPTEMBER 30,                           SEPTEMBER 30,
                                         ----------------------------------      ----------------------------------
                                              2000                2001                2000                2001
                                         --------------      --------------      --------------      --------------
Loss applicable to common stock          $  (30,231,000)     $  (21,912,000)     $  (75,856,000)     $ (104,707,000)
                                         ==============      ==============      ==============      ==============

Basic and diluted:
Weighted average shares of common
    stock outstanding                        65,317,648          65,227,801          62,807,064          64,816,781
Less: Weighted average shares
    subject to repurchase                    (4,060,499)         (1,090,853)         (4,331,264)         (1,061,404)
                                         --------------      --------------      --------------      --------------
Weighted average shares used in
    computing basic and diluted
    net loss per share                       62,373,498          64,136,948          59,784,516          63,755,377
                                         ==============      ==============      ==============      ==============

Basic and diluted net loss per share     $        (0.48)     $        (0.34)     $        (1.27)     $        (1.64)
                                         ==============      ==============      ==============      ==============



THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2001 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.